                                                                     EXHIBIT 5.1


                                 October 4, 2000


Board of Directors
The Houston Exploration Company
1100 Louisiana Street, Suite 2000
Houston, Texas  77002-5219

Gentlemen:

         We have acted as counsel to The Houston Exploration Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance of (i) up to 500,000 additional shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") pursuant to the Company's 1996 Stock Option Plan and (ii) up to 400,000 shares of Common Stock pursuant to the Company's 1999 Non-Qualified Stock Option Plan. As used herein, the term "Shares" includes the 500,000 additional shares issuable pursuant to the 1996 Stock Option Plan and the 400,000 shares issuable pursuant to the 1999 Non-Qualified Stock Option Plan.

         As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company and certificates of public officials. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

         Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and that such Shares will, when issued in accordance with the terms of the 1996 Stock Option Plan and the 1999 Non-Qualified Stock Option Plan, respectively, be duly authorized, fully paid and validly issued.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption "Exhibits" therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,


                                          /s/ Andrews & Kurth L.L.P.